                                                                   EXHIBIT 10.18

   LEASE LINE SCHEDULE NO. 01, dated April 28, 1998 ("Lease Line Schedule"), to
MASTER EQUIPMENT LEASE AGREEMENT NO. 203, dated April 28, 1998 ("Master Lease"), by and between
LIGHTHOUSE CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Lessor") and CRITICAL PATH, INC., a California corporation ("Lessee").

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

  Lease Line. The total Lessor's Cost of all units of Equipment under all Equipment Schedules pursuant to this Lease Line Schedule shall not exceed $2,000,000 (the "Commitment"). "Lessor's Cost" means, with respect to a unit of Equipment, the total cost to Lessor of purchasing such unit, as indicated on the applicable Equipment Schedule. Lessor's obligation to fund Equipment Schedules under the Commitment shall terminate on April 30, 1999 (the "Commitment Termination Date"). The minimum Lessor's Cost for each Delivery & Acceptance Certificate shall be $10,000.00.

  Rental Factor. The Rental Factor for each Equipment Schedule will be 3.069% of scheduled Lessor's Cost per month, payable monthly in advance. The Rental Payment under a particular Equipment Schedule shall be an amount equal to the product of (a) the Rental Factor and (b) the aggregate Lessor's Cost of Equipment subject to such Equipment Schedule.

  Interim Rent.   None.

  Eligible Equipment. All equipment to be financed under an Equipment Schedule must be Eligible Equipment. "Eligible Equipment" means the following types of equipment to the extent acceptable to Lessor:

  Various new and used computers, peripherals, analytical and test equipment, laboratory equipment and furniture, office furniture and equipment, software in an amount not to exceed $600,000, and other equipment as mutually agreed to by Lessee and Lessor, together with all replacements, parts, cables, repairs, additions and accessories incorporated therein or affixed thereto and all operating manuals and manufacturer's instructions (collectively hereinafter called the "Equipment"). Such replacements, parts, cables, repairs, additions and accessories shall (whether or not purchased by Lessor) be considered part of the Equipment for all purposes and, when installed in or attached to the Equipment (unless otherwise agreed), be or become the property of the Lessor. Except as otherwise specifically provided or the context so requires, the term "Equipment" includes operating system or other bundled software which is delivered on or with the Equipment or is included on the Equipment Schedules.

  Commencement Date. The "Commencement Date" for each Equipment Schedule shall be the first day of the calendar month following the Acceptance Date for the items of Equipment subject to such Equipment Schedule.

  Lease Termination Options. Upon Lease Termination (as defined in the Master Lease), Lessee will have, with respect to all but not less than all of the Equipment governed by this Lease Line Schedule, the option to (a) purchase the Equipment for the lesser of its then fair market value or fifteen percent (15%) of Lessor's Cost, (b) renew the Lease or (c) return the Equipment to Lessor as provided in Section 6 of the Master Lease.

  Advance Notice Period.  The "Advance Notice Period" shall be at least ninety
(90) days, but not more than 180 days, prior to Lease Termination (as defined in the Master Lease) of Equipment Schedule No. 01 to this Lease Line Schedule.

  Automatic Extension Period. The "Automatic Extension Period" shall equal three (3) months and affects each Equipment Schedule under this Lease Line Schedule.

  Insurance. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required under the Master Lease shall be at least $2,000,000 per occurrence. The amount of the products liability and completed operations insurance under the Master Lease shall be at least $2,000,000 per occurrence.

  Financial Statements. Lessee shall deliver to Lessor: (a) as soon as available, but in any event within forty five (45) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Lessee's operations during such period, certified by an officer of Lessee reasonably acceptable to Lessor; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Lessee's fiscal year, audited financial statements of Lessee prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Lessor; (c) promptly upon becoming available, copies of all statements, reports, budgets, sales projections, operating plans and notices sent or made available generally by Lessee to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Lessee; and
(e) such other financial information as Lessor may reasonably request from time to time.

  Maintenance Service Contracts. Lessee shall obtain and keep in effect at all times during the Lease Term (and any renewal or extension thereof), maintenance service contracts covering the Equipment with the Equipment supplier or with suppliers of maintenance services approved by Lessor, such approval not to be unreasonably withheld.

  Installation, Handling and Delivery Charges. Any handling and delivery charge to cover all Equipment transportation, rigging, drayage, packing, installation and handling to and from vendor's plant and upon return to Lessor's designated location shall be paid by Lessee.

  Miscellaneous taxes. Without limitation of the provisions of the Master Lease, Lessee agrees to pay and to indemnify Lessor for any sales or use tax and any property tax in connection with the sale, lease or use of the Equipment.

  Late Fee. Lessee shall pay a late charge on any rent payments or other sums due hereunder which are past due, in an amount equal to 2% of the past due amount, payable on demand.

Default Rate. The Default Rate of interest on late payments shall be eighteen percent (18%) per annum.

  Notices.  All notices shall be addressed as follows:


     If to Lessor:                              If to Lessee:

     Lighthouse Capital Partners II, L.P.      Critical Path, Inc.
     100 Drake's Landing, Suite 260            320 First Street
     Greenbrae, CA 94904-3121                  San Francisco, CA 94105
     Attn.:  Contract Administration           Attn.:  Chief Executive Officer
     Phone: (415) 925-3370                     Phone: (415) 543-2800
     Fax: (415) 925-3387                       Fax: (415) 543-2830

     Conditions to the First Equipment Schedule. On or prior to the date of execution of the first Equipment Schedule under this Lease Line Schedule, Lessor shall have received in form and substance satisfactory to Lessor, each of the following:

     1. A Warrant substantially in the form of Exhibit H to the Master Lease.

     2. Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (i) the Articles of Incorporation and By-Laws of Lessee (as amended to the date of the Lease) and

        (ii) the resolutions adopted by Lessee's board of directors authorizing the execution and delivery of this Lease, the Lease Line Schedule, the Equipment Schedules, the Warrant and the other documents referred in this Lease Line Schedule and the performance by Lessee of its obligations in such documents.

     3. A Good Standing Certificate (including franchise tax status) with respect to Lessee from Lessee's state of incorporation, dated a date reasonably close to the date of acceptance of the Lease by Lessor.

     4. A Software Rider substantially in the form of Annex B to this Lease Line Schedule.

     5. Evidence of the insurance coverage required by Section 8 of the Master Lease.

     6. All necessary consents of shareholders and other third parties with respect to the subject matter of the Master Lease, the Lease Line Schedule, the Equipment Schedules and the Warrant.

     Conditions to all fundings under all Equipment Schedules. On or prior to each funding under each Equipment Schedule under this Lease Line Schedule, each of the following conditions shall have been satisfied:

     1. No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

     2. Lessor shall have received a Software Licenses Assignment Agreement in substantially the form of Annex B-1 to this Lease Line Schedule with respect to each Vendor of software to be financed under this Lease Line Schedule.

     3. Lessor shall have received all necessary or desirable estoppel certificates and UCC filings, releases or terminations.

     4. Lessor shall have received a landlord waiver and consent in substantially the form of Exhibit E to the Master Lease with respect to each equipment location.

     5. There shall not have occurred (i) any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business, or (ii) any material adverse deviation by Lessee from the business plan of Lessee presented to and not disapproved by Lessor, since the date of the Master Lease.

     6. Lessee shall have delivered to Lessor an Equipment Schedule covering the appropriate funding period.

     7. Lessee shall have delivered to Lessor (i) in the case of a sale-leaseback, original vendor invoices, copies of canceled checks or other proof of payment, a Bill of Sale, a Delivery and Acceptance Certificate, and any UCC filings or other notices deemed necessary or desirable in connection with the sale-leaseback or (ii) at Lessor's request, in the case of a purchase of new equipment in excess of $50,000 from an equipment vendor, a Purchase Order and Invoice Assignment and a Delivery and Acceptance Certificate.

     8. All terms and conditions in the Equipment Schedule shall have been satisfied by the Acceptance Date for the Equipment under such Equipment Schedule.

     All other documents as Lessor shall have reasonably requested.

LESSEE:                             LESSOR:

CRITICAL PATH, INC.                 LIGHTHOUSE CAPITAL PARTNERS II, L.P.

By: /s/ David Hayden                By:  LIGHTHOUSE MANAGEMENT
   -----------------------------         PARTNERS II, L.P., its general partner
Name:   David Hayden
        ------------------------
                                    By:  LIGHTHOUSE CAPITAL
Title:  Chief Executive Officer          PARTNERS, INC., its general partner
        ------------------------

                                    By: /s/ Thomas Conneely
                                       -----------------------------------------

                                    Name:   Thomas Conneely
                                            ------------------------------------
                                    Title:  Vice President, Operations
                                            ------------------------------------

Annex A      -      Stipulated Loss Value Table

                                    Annex A

                          STIPULATED LOSS VALUE TABLE
                                       TO
              LEASE LINE SCHEDULE NO. 01, dated April 28, 1998, to
MASTER EQUIPMENT LEASE AGREEMENT NO. 203, dated April 28, 1998 ("Master Lease"), by and between LIGHTHOUSE CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Lessor"), and CRITICAL PATH, INC., a California corporation
                                  ("Lessee").

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

In the case of an Event of Loss, the Stipulated Loss Value for each item of leased Equipment is the Lessor's Cost for the item multiplied by Stipulated Loss Value Percentage for the Rent Payment Number following the month of the Event of Loss.



             Stipulated                               Stipulated
Rent         Loss               Rent                  Loss
Payment      Value              Payment               Value
Number       Percentage         Number                Percentage
-------      ----------         -------               -----------
   1         111.88%            19                    65.61%
   2         109.78%            20                    62.81%
   3         106.95%            21                    59.98%
   4         104.54%            22                    57.13%
   5         102.11%            23                    54.25%
   6          99.65%            24                    51.34%
   7          97.18%            25                    48.41%
   8          94.68%            26                    45.45%
   9          92.16%            27                    42.67%
   10        89.627%            28                    39.46%
   11         87.01%            29                    36.44%
   12         84.46%            30                    33.39%
   13         81.84%            31                    30.31%
   14         79.20%            32                    27.21%
   15         76.53%            33                    24.08%
   16         73.84%            34                    20.93%
   17         71.12%            35                    17.75%
   18         68.38%            36 and thereafter     15.00%

Lessee:  ____________________      Lessor:  ____________________

     10.  Ownership.
          ---------

     10.1 CP Ownership.  As between the parties, CP shall be the sole owner of
          ------------
all rights and interests in and to the Services, the CP System and the CP Marks, including without limitation all Intellectual Property Rights therein (collectively, "CP Property").

     10.2 E*TRADE GROUP Ownership.  As between the parties, E*TRADE GROUP shall
          -----------------------
be the sole owner of all rights and interests in and to the E*TRADE GROUP Services and the E*TRADE GROUP Marks, including without limitation all Intellectual Property Rights therein (collectively, "E*TRADE Property").

     11.  Indemnification.  Section 6 of the Agreement is hereby deleted.
          ---------------

     12.  Term and Termination.
          --------------------

     12.1 Term of Agreement as Amended.  Section 7.1 Term of the Agreement is
          ----------------------------
hereby deleted and replaced with the following:

          7.1  Term.  This Agreement shall continue in effect from the Effective
               ----
     Date for a three (3) year period from the Amendment Effective Date, unless sooner terminated in accordance with this Section. This Agreement will renew automatically for successive one (1) year periods unless either party gives the other party at least sixty (60) days notice, prior to the end of the then-current term, of its election not to renew this Agreement.

     12.2 Effect of Termination.  Section 7.4 Effect of Termination of the
          ---------------------
Agreement is hereby deleted and replaced with the following:

          7.4  Effect of Termination.
               ---------------------

               7.4.1  Migration of Services.  Upon any termination of this
                      ---------------------
                      Agreement, CP shall immediately cease providing all Services, and E*TRADE GROUP and Users shall no longer have access to the CP System. Except in the event of termination for E*TRADE GROUP's breach, CP shall work with E*TRADE GROUP in the migration of its e-mail system back to its setup in existence immediately before the Effective Date of this Agreement or to a service that is similar is scale and scope. The parties agree to complete the migration process in a reasonable timeframe. Thereafter, CP shall delete all

                                 Confidential                           Page 6
                      stored e-mail messages of E*TRADE GROUP and Users on the CP System.

               7.4.2  Payment of Amounts Due.  Within thirty (30) days of any
                      ----------------------
                      termination of this Agreement, each party shall pay to the other all unpaid fees accrued prior to termination.

               7.4.3  Termination of Advertising.  Upon any termination of
                      --------------------------
                      this Agreement, the parties' rights and obligations under Section 4 of the Amendment (including without limitation the license to use each other's marks) shall immediately terminate, and neither party will have any further right or obligation to market and sell the other party's products or services to prospective users or customers; provided, however, that if this Agreement is terminated during any year in which CP has paid E*TRADE GROUP pursuant to Section 4.1 for Advertising, CP will be entitled to a pro rata refund of such payment for that year.

     12.3 Survival.  Section 7.5 Survival of the Agreement is hereby deleted and
          --------
replaced with the following:

          7.5  Survival.  Sections 2, 3, 4, 5, 6, 7.4, 7.5 and 9 of the
               ---------
     Agreement, and Sections 1, 2, 9 (for the six-month period after the Effective Date of this Amendment if terminated earlier), 10, 11, 12.2, 12.3, and 13 and Exhibit A (as to amounts accrued but unpaid and paragraphs C.4, I and J as to ownership provisions) of the Amendment shall survive any expiration or termination.

     13.  Miscellaneous.
          -------------

     13.1 Injunctive Relief.  Each party agrees that in addition to any other
          -----------------
rights and remedies available to the other party for any breach of the Agreement, as amended by this Amendment, the non-breaching party shall be entitled to seek to enforce the breaching party's obligations by court injunction.

     13.2 Dispute Resolution. Any dispute, controversy or claim concerning or
          ------------------
relating to the Agreement, as amended by this Amendment, shall be resolved in the following manner:

          13.2.1 The parties agree to use all reasonable efforts to resolve the dispute through direct discussions. To that end, either party may give the other party written notice of any dispute not resolved in the normal course of business. Upon such notice,

                                 Confidential                           Page 7
     the parties shall attempt in good faith to resolve the dispute promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of the Agreement;

          13.2.2 If the parties are unable to resolve the dispute by such means within thirty (30) days of the notice date, or such other time period as mutually agreed, then either party may commence arbitration pursuant to the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"), as modified or supplemented under this
     Section 13.2. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1, et. seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction or application may be made to such a court for judicial recognition and acceptance of the award and any appropriate order including enforcement. The arbitration proceedings will be held in San Francisco, California.

          13.2.3 The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this Section shall have no preclusive effect in any other matter involving third parties; and

          13.2.4 Judgment on an arbitral award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial recognition and acceptance of the award and any appropriate order including enforcement.

     13.3  Further Assurances.  Each party agrees to execute and deliver all
           ------------------
further instruments and documents, and shall take all further action that may be necessary or desirable as reasonably requested by the other party to effectuate the parties' intent under the Agreement, as amended by this Amendment.

                                 Confidential                           Page 8

     IN WITNESS WHEREOF, the parties to this Amendment have executed and delivered this Amendment as of the date first above written.


                                      CRITICAL PATH INC.

                                      By_________________________________

                                      Its________________________________



                                      E*TRADE GROUP, INC.

                                      By_________________________________

                                      Its________________________________




                                 Confidential                           Page 9

                                   EXHIBIT A
                                   ---------

                         SERVICES, CHARGES AND PAYMENT
                         -----------------------------

     This Exhibit A is attached to and made a part of the Agreement between E*TRADE GROUP and Critical Path, Inc, as amended by the Amendment, and is subject to the terms and conditions of the Agreement, as amended.


     A.   Basic Web Mail Fees -
          ---------------------

          1.   Fee and Payment during Pre-paid Period. E*TRADE GROUP agrees to
               --------------------------------------
               pre-pay CP for basic and SSL-based web mail services to be rendered during the six-month period beginning with **** and ending with **** ("Pre-paid Period") in the amount of **** (the "Pre-payment"). E*TRADE GROUP agrees to make the Pre-payment on or before ****.

          2.   Fee and Payment after Pre-paid Period.  After the Pre-paid
               -------------------------------------
               Period, E*TRADE GROUP agrees to pay to CP a monthly charge of **** per Active Mailbox.

          3.   Definition of "Active Mailbox."  As used in this Amendment,
               -------------------------------
               "Active Mailbox" means each mailbox provided by CP hereunder that is used or available for use by E*TRADE GROUP or its Users, pursuant to a request by E*TRADE GROUP or a User. ****

     B. Premium Features Fees - In addition to the fees specified in Section A of this Exhibit, E*TRADE GROUP agrees to pay CP the fees for Premium Features ordered by E*TRADE GROUP as specified in Addendum 1 to this Exhibit A.

     C.   Branding of Web Mail Page

          1.   Fees - E*TRADE GROUP will pay to CP a one-time fee of **** for
               ----
               CP's branding of the Web Mail Page, which fee CP acknowledges and agrees has been paid in full.

          2.   Provision, Development and Approval - E*TRADE GROUP shall
               -----------------------------------
               provide CP with all text and images ("Branding Materials") necessary for CP to brand E*TRADE GROUP's Web Mail Page. E*TRADE GROUP warrants and represents to CP that E*TRADE GROUP has full power and authority to provide to CP, and to authorize CP's use of, the Branding Materials provided by E*TRADE GROUP for branding the Web Mail Page, and agrees to defend and indemnify CP with respect to any claims arising from CP's use of such Branding Materials. CP shall develop the branded Web Mail Page using such Branding Materials and shall provide, or otherwise make available to E*TRADE GROUP, such developed Web Mail Page for E*TRADE

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Confidential                           Page 10

               GROUP's review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. E*TRADE GROUP's approval shall be deemed given if E*TRADE GROUP does not provide to CP notice of its rejection of the branded Web Mail Page within twenty-four (24) hours of CP's provision of it.

          3.   Modifications - Once approved, CP shall only be obligated to
               -------------
               make one change to the look and feel of the branded Web Mail Page at no additional charge. Any further requested changes will be chargeable at the rate of **** each.

          4.   Proprietary Rights - E*TRADE GROUP grants to CP a non-exclusive,
               ------------------
               nontransferable, worldwide, royalty-free, irrevocable (during the term of the Agreement) license to reproduce, display, perform, modify, prepare derivative works of and otherwise use the Branding Materials for the purpose of branding E*TRADE GROUP's Web Mail Page and making such Web Mail Page available through the Services to Users. E*TRADE GROUP shall retain all other Intellectual Property Rights it has in and to the Branding Materials. CP shall retain all Intellectual Property Rights in and to the Services (not including the Branding Materials as incorporated into E*TRADE GROUP's Web Mail Page) and all development tools, routines, subroutines, applications, software and other materials (not including the Branding Materials) that CP may use in connection with branding the Web Mail Page.

     D. Support - CP shall provide 2nd tier telephone and web-based support directly to E*TRADE GROUP twenty-four (24) hours a day, seven (7) days a week. E*TRADE GROUP shall be responsible for first-level telephone support to Users and for all other support not otherwise specified herein to Users.

     E. Payment by E*TRADE GROUP to CP - All fees for Services shall be applicable for any month, or portion thereof, in which such Services are rendered. Except as provided in Section A of this Exhibit, all fees are payable to CP by E*TRADE GROUP within twenty (20) days of the end of each month in accordance with this Exhibit and the Agreement as amended by the Amendment. In addition, if during the previous month, CP performed any work on the branding of the Web Mail Page as provided herein, E*TRADE GROUP shall include the applicable fees for such work in the next month's payment. Payments received by CP after the due date shall be subject to a late fee of one and one-half percent (1.5%) per month, or, if less, the maximum amount allowed by applicable law.

     F.   Advertising Revenues

          1.   Sharing of Advertising Revenues - The parties shall share in the
               -------------------------------
Advertising Revenue as follows:

               a) **** to E*TRADE GROUP and **** to CP of Advertising Revenues for advertising provided to Members; and

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Confidential                           Page 11

               b) **** to E*TRADE GROUP and **** to CP of Advertising Revenues for advertising provided to Customers; and

               c) **** to E*TRADE GROUP and **** to CP of Advertising Revenues for advertising provided to Subscribers.

          2.   Payment of Advertising Revenues - E*TRADE GROUP shall pay to CP
               -------------------------------
its share of Advertising Revenues received by E*TRADE GROUP during the preceding month within ninety (90) days of the end of each month, subject to the terms and conditions of Section E above. CP shall pay E*TRADE GROUP its share of Advertising Revenues received by CP during the preceding month within ninety (90) days after the end of each month during the term of this Agreement. If, in prior remittances, the paying party included revenues in the calculation of Advertising Revenues, as to which during the preceding month the paying party granted credits or refunds, then the paying party may reduce the Advertising Revenues paid to the other party by the amount of any such credits or refunds. Payments received after the due date shall be subject to a late fee of one and one-half percent (1.5%) per month, or, if less, the maximum amount allowed by applicable law.

          3.   Definitions - As used in this Exhibit A, "Advertising Revenues"
               -----------
shall mean the revenue received from third party ("Advertisers") by either party from advertisements included on the Web Mail Page, less any commissions, credits, or refunds paid to Advertisers with respect to such revenues.

     G. Storage Capacity - Each mailbox provided hereunder shall have a maximum storage capacity of 5 MB. E*TRADE GROUP may purchase additional storage space from CP upon payment of CP's then-current fees. CP shall notify any Customer that Customer's mailbox is approaching or exceeds the maximum limit. Thereafter, if such Customer exceeds the maximum storage capacity, CP may delete e-mail messages from the affected mailboxes, at CP's discretion. CP will store E*TRADE GROUP end-user messages, less those messages deleted by the end-user and or E*TRADE GROUP.

     H. Web Presence - CP will use best commercial efforts to imbed the E*TRADE GROUP logo in CP's Web-based email interface. The imbedded logo will be a standard and brandable (which CP customers may elect not to include) offering by CP to its customers. For each new Customer introduced to the E*TRADE Service through such imbedded logo, CP will receive a fee of $75 for assisting E*TRADE in the acquisition of such Customer. Such fees shall accrue upon execution by the Customer of E*TRADE GROUP's applicable account agreement and shall be paid to CP by E*TRADE GROUP in accordance with Section E of this Exhibit.

     I. Digital Statements and Trade Confirmations - CP will make available to E*TRADE GROUP as part of the Services for an additional fee to be agreed upon by both parties, a feature that addresses E*TRADE GROUP's needs with respect to trade confirmation automation ("Account Program"). CP agrees to develop the Account Program and make it available to E*TRADE GROUP and Users ****. In developing the Account Program, CP will use best commercial efforts to comply with applicable Securities and Exchange Commission requirements and regulations, as conveyed to CP by E*TRADE GROUP.

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Confidential                           Page 12

E*TRADE GROUP agrees to provide reasonable assistance to CP in the development of the Account Program as requested by CP. Notwithstanding any such assistance, E*TRADE GROUP acknowledges and agrees that CP shall own the entire right, title and interest in and to the Account Program (including without limitation all Intellectual Property Rights therein) and that E*TRADE GROUP will assign, and hereby does assign, any and all interest it may have or acquire in such Account Program.

     J. User Interface - In upgrading and modifying the CP user interface to the Services ("Interface"), CP agrees to use reasonable commercial efforts to consider any suggestions, ideas or recommendations provided by E*TRADE GROUP to CP with respect to the Interface; provided, however, that CP will be under no obligation to implement any such suggestions, ideas or recommendations. E*TRADE GROUP acknowledges and agrees that CP shall own the entire right, title and interest in and to the Interface (including without limitation all Intellectual Property Rights therein) and that E*TRADE GROUP will assign, and hereby does assign, any and all interest it may have or acquire in such Interface as a result of CP's implementation of any of E*TRADE GROUP suggestions, ideas or recommendations.

                                 Confidential                           Page 13

                                   ADDENDUM 1
                                       TO
                                   EXHIBIT A

                                PREMIUM FEATURES


     From time to time during the term of this Agreement, CP will make available to E*TRADE GROUP optional features ("Premium Features") of the Services no later than such Premium Features are generally made available by CP to its customers. These Premium Features currently include or are expected to include:

        ------------------------------------------------------------
            POP3 e-mail hosting            ****/month/mailbox
        ------------------------------------------------------------
            Virus Protection               ****/month/mailbox
        ------------------------------------------------------------
            Certified Delivery             TBD
        ------------------------------------------------------------
            IMAP                           TBD
        ------------------------------------------------------------
            Archiving (storage > 5 MB)     TBD
        ------------------------------------------------------------

    E*TRADE GROUP will have the right to set its own prices at which it resells such Premium Features to Users (the "Resell Prices"); provided, however, ****



* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                 Confidential                           Page 14

                                   EXHIBIT B

                                 JFAX SERVICES

     This Exhibit B is attached to and made a part of the Agreement between E*TRADE GROUP and Critical Path, Inc, as amended by the Amendment, and is subject to the terms and conditions of the Agreement, as amended.


A.   JFAX Services and Current Fees
     ------------------------------

          As part of the Services, CP make available to E*TRADE GROUP and Users the following services ("JFAX Services") provided by JFAX.COM through its voice and fax gateway for the following fees. All of the following amounts are charges per mailbox, unless otherwise noted.

                                                                BASIC MONTHLY
    SERVICE              DESCRIPTION           SIGN-UP FEES         FEES           USAGE FEES
------------------------------------------------------------------------------------------------------
    JFAX           Fax and Voice to Email         ****              ****         $.20 per message in
                   Service                                                       excess of 200
------------------------------------------------------------------------------------------------------
                   Toll Free 888 service          ****              ****         $.20 per message
------------------------------------------------------------------------------------------------------
                   Fax and Voice to Email
------------------------------------------------------------------------------------------------------
    JFAX/Send      Email to Fax Service           ****              ****         Pricing based on
                                                                                 JFAX/Send pricing
                                                                                 schedule for fax
                                                                                 delivery to specific
                                                                                 cities, as posted on
                                                                                 the jfax.com website.
------------------------------------------------------------------------------------------------------
    JFAX/Operator  Message access from Telephone  ****              ****         $.10 per message
------------------------------------------------------------------------------------------------------
                   Message Access From Web        ****              ****         Included
                   Browser
------------------------------------------------------------------------------------------------------
    JFAX/Notify!   Pager Notification of          ****              ****         $.10 per message
                   Message Receipt
-------------------------------------------------------------------------------------------------------------------------
                   SMS Notification               ****              ****         $.25 per message
------------------------------------------------------------------------------------------------------


B.   Rights of JFAX.COM
     ------------------

     E*TRADE GROUP will provide its application to CP for forwarding to JFAX.COM. JFAX.COM has sole discretion to accept or reject E*TRADE GROUP's application for JFAX Services. JFAX.COM may at any time (i) impose additional terms on use of the JFAX Services, (ii) modify, discontinue or terminate the JFAX Services and (iii) modify the fees for JFAX Services.

C.   Commissions
     -----------

     CP will pay E*TRADE GROUP an **** commission for all qualified and paying subscribers to JFAX Services that are Users who subscribe to and pay for JFAX Services for the first year. CP will pay E*TRADE GROUP a **** commission for all subsequent years thereafter for all qualified and paying subscribers to JFAX Services. Such

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Confidential                           Page 15
commission shall be based only on revenue actually paid by Users to JFAX.COM. To be qualified, Users new to the JFAX Services must be in good standing with JFAX.COM for a period of sixty (60) days.

     Within forty-five (45) days of the end of each calendar quarter (i.e., each three-month period ending March, June, September and December), CP shall remit to E*TRADE GROUP its commission for re-selling JFAX Services to Users as specified in this Exhibit B. Actual commission payments to E*TRADE GROUP are conditioned upon such payment exceeding $200. Commissions due to E*TRADE GROUP that are less than $200 will be accumulated until the total commission due E*TRADE GROUP exceeds $200.

D.   Payment to JFAX.COM
     -------------------

     E*TRADE GROUP and Users shall pay all fees for JFAX Services directly to JFAX.COM at the address as directed by JFAX.COM.



                                 Confidential                           Page 16

                                   EXHIBIT C

                            SERVICE LEVEL AGREEMENT

     This Exhibit C is attached to and made a part of the Agreement between E*TRADE GROUP and Critical Path, Inc, as amended by the Amendment, and is subject to the terms and conditions of the Agreement, as amended.

1.   Performance

          a) Definition:  As used in this Exhibit, "system outage" means any
             -----------
unplanned interruption in the provision of the Services during which E*TRADE GROUP's Users are unable to access or use the Services and which is caused by a problem in the CP System and confirmed by CP. "System outage" does not include any interruptions in the Services caused by act, omission or condition beyond Critical Path's reasonable control, such as acts of nature or any third party.

          b) Processing E-mails:  Monthly average service response time of less
             ------------------
than **** seconds response time for **** of requests. Measurement does not include any network transmission time or delays. This average does not include any period of unforeseen, unsolicited bulk email messages that degrade service.

          c)  Availability of E-mail Server:  CP will use commercially
              -----------------------------
reasonable attempts to maintain an average of **** up time for availability of the Services (not including scheduled downtimes for maintenance, which currently take place Monday mornings between 12am and 3 am Pacific time).

          d)  Procedures for System Outages: CP will post a message in the
              -----------------------------
event of a system outage, whenever possible. In the event of a User-affecting scheduled outage (in which Users will not be able to access and use the Services) is required, CP will send notification to Users via e-mail no less than forty eight (48) hours in advance of the scheduled outage unless it is an emergency requiring immediate attention.

2.  Monitoring/Reporting

          a) CP will prepare a monthly stewardship report that will track the performance metrics stated in Section 1 of this Exhibit. In addition, upon reasonable request by either party, the parties will meet on a regular basis to discuss the stewardship report and its associated performance metrics.

          b) CP will provide E*TRADE GROUP with monthly reports which document all CP System outages or enhancements made during such month. Each report shall have capacity planning information outlined [above] and include, at a minimum, the following additional information:

              Summary:

          . CP System uptime (average server up time and actual daily up time) . Average response

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Confidential                           Page 17

          . Actual daily response time detail
          . Number of new User mailboxes
          . Number of deleted User mailboxes
          . Total number of User mailboxes
          . Mean storage used for mailboxes
          . Number of CP System outages
          . CP System total downtime and average daily and monthly downtimes

               Specific System Outage Report:
          . Time of outage
          . Length of outage
          . Affected areas
          . Reason for outage
          . Long term remedy
          . Person notified

               Enhancement:
          . Reason for change
          . Areas affected

     This information will be emailed to E*TRADE GROUP by the third working day of the month following the reported month.

3.   Escalation Procedures

          a) CP will notify E*TRADE GROUP in the event of a system outage. CP will notify E*TRADE GROUP within **** minutes of the time that CP first learns of the outage. CP will send an email notice whenever possible. In the event that email is not working, or CP is otherwise unable to send an email message, then CP will notify E*TRADE GROUP by telephone.

     .  E*TRADE GROUP email addresses:      ****
                                            ****

     .  E*TRADE GROUP telephone number:   __________________

          b)  Status information, if known by CP, to include:
                 .  reason for the outage; and
                 .  estimated time for service restoration.

          c) If E*TRADE GROUP experiences a system outage and has not been notified by CP, E*TRADE GROUP will contact the Technical Support staff at CP by pager at 415/764-6203 (or such other telephone number as provided by CP) for the latest status information.

          d) Critical Path will periodically notify E*TRADE GROUP with updated status for the duration of the outage.

* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Confidential                           Page 18

          e) Critical Path will provide a post-incident summary that will include:
                 .  cause of the problem;
                 . method used to correct the problem; and . measures Critical Path will take to prevent similar occurrences in the future.

4.   Business Resumption

     a) CP must prove the ability to switch processing from the primary server to a hot backup server within 20 minutes. Testing of this procedure will be conducted as requested by E*TRADE GROUP on a designated weekend by both CP and E*TRADE GROUP personnel during CP's maintenance window (12 a.m. 3 a.m. Mondays).

     b) Any modifications and/or network configuration changes (including system maintenance) as well as upgrades and removal of devices that impact the production and network connectivity need to be advised of by E*TRADE Group to CP before they occur by designated/qualified personnel.

     c) CP will perform an analysis that documents all of the single points of failure in the CP network and system configuration. Such analysis will include network components such as routers, hardware and software components.

     d) Upon performing such an analysis, CP agrees to eliminate all the single points of failure within the CP domain within 3 months from the date of such analysis.

5.   Revenue Impact Recoupment

     a) As stated in Section 2 of this Exhibit, CP will prepare a monthly Stewardship report that will track the performance metrics stated in Section 1 and the parties will meet on a regular basis to discuss such report and its performance metrics.

     b)   If CP fails to meet one of the performance metrics, ****

     c) These penalties will be credited to the month's billing in which the performance failure occurred.

     d) Failure by CP to meet the performance objectives specified in Section 1 of this Exhibit for 3 consecutive months or 3 out of 6 consecutive months shall constitute a breach of this Agreement, and E*TRADE GROUP will have the right to terminate immediately after providing written notice to CP of such intent.


* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 Confidential                           Page 19